                                                                    EXHIBIT 7.6

                          PURCHASE AND SALE AGREEMENT


         This Purchase and Sale Agreement ("Agreement") is entered into as of the 13th day of June, 1997, by and between High River, a Delaware limited partnership ("Seller"), and Insignia Financial Group, Inc., a Delaware corporation ("Purchaser").

                                    RECITALS

         WHEREAS, Seller and certain of its affiliates and Purchaser and certain of its affiliates are parties to a series of six separate settlement agreements (collectively, the "Settlement Agreements"), each dated as of June 17, 1995 and relating to one of the six Shelter Partnerships (as defined herein);

         WHEREAS, Seller is the record owner of: 1,695 units of limited partnership interest in Shelter Properties I Limited Partnership (the "Shelter I Units"); 2,857 units of limited partnership interest in Shelter Properties II Limited Partnership (the "Shelter II Units"); 5,398 units of limited partnership interest in Shelter Properties III Limited Partnership (the "Shelter III Units"); 4,263 units of limited partnership interest in Shelter Properties IV Limited Partnership (the "Shelter IV Units"); 6,407 units of limited partnership interest in Shelter Properties V Limited Partnership (the "Shelter V Units"); and 2,961 units of limited partnership interest in Shelter Properties VI Limited Partnership (the "Shelter VI Units");

         WHEREAS, the limited partnerships referred to in the preceding clause are collectively referred to herein as the "Shelter Partnerships," and the Shelter I Units, Shelter II Units, Shelter III Units, Shelter IV Units, Shelter V Units and Shelter VI Units are collectively referred to herein as the "Shelter Units"; and

         WHEREAS, Seller desires to sell, and Purchaser desires to purchase, the Shelter Units on the terms and subject to the conditions set forth in this Agreement;

                                   AGREEMENT

         NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties covenants and agreements contained herein, and intending to be legally bound, the parties hereto hereby agree as follows:

         1. Purchase and Sale. Upon the terms and subject to the conditions set forth in this Agreement, Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, in exchange for the consideration described in Sections 2, all of the right, title and interest of Seller in and to the Shelter Units, free and clear of all liens.

         2. Purchase Price. The aggregate purchase price for the Shelter Units is $15,500,000.00 (the "Purchase Price"), payable in cash in the manner provided in Section 3. The Purchase Price shall be allocated between the Shelter I Units, Shelter II Units, Shelter III Units, Shelter IV Units, Shelter V Units and Shelter VI Units sold by Seller pursuant hereto as provided on
Schedule I attached hereto.

         3. Closing. The closing of the purchase and sale of the Shelter Units contemplated hereby (the "Closing") will take place on June 13, 1997 (the "Closing Date"). At the Closing, Purchaser will pay the Purchase Price by wire transfer of immediately available funds to the account of Seller designated on
Schedule II attached hereto. Simultaneously, Seller will assign and transfer to Purchaser good and valid title in and to the Shelter Units, free and clear of any and all liens, charges and encumbrances (other than those contained in or resulting from the Settlement Agreements), by delivering to Purchaser the Assignments of Partnership Interest attached as Exhibits A -- F hereto.

         4. Representations and Warranties of Seller. Seller hereby represents and warrants to Purchaser that each of the following statements is true and correct as of the date hereof and will be true and correct as of the Closing Date as if made on and as of such date:

            (a) Organization of Seller. Seller is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby, including without limitation to own, hold, sell and transfer (pursuant to this Agreement) the Shelter Units.

            (b) Authority. The execution and delivery by Seller of this Agreement, and the performance by Seller of its obligations hereunder, have been duly and validly authorized by requisite action on the part of Seller. This Agreement has been duly and validly executed and delivered by Seller and constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

            (c) Shelter Units. The Shelter Units are legally and beneficially owned by Seller. Except as contemplated in this Agreement and in the Settlement Agreements, there is no option, warrant, conversion or other right, agreement or commitment of any kind, contingent or otherwise, obligating Seller to sell any of the Shelter Units, and no authorization therefor has been given. The Shelter Units are, and will immediately prior to the Closing be, free and clear of any assessment, lien, restrictions, pledge, claim, proxy, security interest, option, rights of others or encumbrances of any kind, nature or description (other than those contained in or resulting from the Settlement Agreements). Neither Seller nor any of its affiliates owns (beneficially or of record) any units of limited partnership interest in any of the Shelter Partnerships other than the Shelter Units.

            (d) Shelter Partnerships. Seller hereby expressly acknowledges that it understands that certain affiliates of the Purchaser are the general partners of the Shelter Partnerships, and, accordingly, the Purchaser may possess or have access to non-public information concerning the Shelter Partnerships and their respective properties and operations. Seller has taken the foregoing into account in making its decision to sell the Shelter Units to Purchaser and in determining the Purchase Price therefor. In addition, Seller has been given the opportunity to ask questions of each Purchaser and the Shelter Partnerships and the general partners thereof, and of their respective managements, in connection with the sale of the Shelter Units, and has received satisfactory answers to all such questions.

            (e) Brokers' and Finders' Fees. Neither Seller nor any agent or representative of Seller has employed any broker or finder or incurred any liability for any brokerage fees or commission in connection with the transactions contemplated by this Agreement.

         5. Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to Seller that each of the following statements is true and correct as of the date hereof and will be true and correct as of the Closing Date as if made on and as of such date:

            (a) Organization. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Purchaser has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby and thereby.

            (b) Authority. The execution and delivery by Purchaser of this Agreement, and the performance by Purchaser of its obligations hereunder, have been duly and validly authorized by requisite corporate action on the part of Purchaser. This Agreement has been duly and validly executed and delivered by Purchaser and constitutes a legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms.

            (c) Brokers' and Finders' Fees. Neither Purchaser nor any agent or representative of Purchaser has employed any broker or finder or incurred any liability for any brokerage fees or commission in connection with the transactions contemplated by this Agreement.

         6. Closing Conditions.

            (a) Conditions to Obligations of Purchaser. The obligations of Purchaser hereunder are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Purchaser in its sole discretion):

                (i) Representations and Warranties. Each of the representations and warranties made by Seller in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date.

                (ii) Performance. Seller shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by Seller at or before the Closing.

            (b) Conditions to Obligations of Seller. The obligations of Seller hereunder are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Seller in its sole discretion):

                (i) Representations and Warranties. Each of the representations and warranties made by Purchaser in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date.

                (ii) Performance. Purchaser shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by Purchaser at or before the Closing.

         7. Settlement Agreements. Notwithstanding the sale of the Shelter Units pursuant to this Agreement, the parties agree, and Seller expressly confirms and acknowledges, that the provisions of Articles III and IV of each of the Settlement Agreements shall continue to apply to the Icahn Entities and their Affiliates (each as defined in the Settlement Agreements) in full force and effect for the respective terms thereof, unaffected by the sale of the Shelter Units pursuant hereto, but the restrictions contained in such Articles shall no longer apply to the Insignia Entities and their Affiliates (each as defined in the Settlement Agreements); provided, however, that if and to the extent that any of the terms and conditions of the sale of the Shelter Units pursuant to this Agreement, or the mechanics of such sale, are inconsistent with the provisions of Article IV of the Settlement Agreements, such inconsistent provisions are hereby waived by Purchaser.

         8. Indemnification.

            (a) Survival of Representations, Warranties, Covenants and Agreements. All representations, warranties, covenants and agreements contained or made in this Agreement shall survive for a period of three years from the date hereof, notwithstanding any investigation conducted with respect thereto or any knowledge acquired as to the accuracy or inaccuracy of any such representation or warranty or any breach or non-performance of any such covenant or agreement.

            (b) Losses. For purposes of this Section 8, the terms Losses shall mean any and all losses, damages, liabilities (including punitive or exemplary damages and fines or penalties and any interest thereon), costs, and expenses, claims liens or other obligations of any nature whatsoever, including without limitation the costs of investigation and defense and reasonable attorneys' and other professional fees and expenses.

            (c) Indemnification by Seller. Seller shall indemnify, defend and hold harmless Purchaser from, against and in respect of any and all Losses asserted against, or paid, suffered or incurred by, Purchaser which, directly or indirectly, arise out of, result from, are based upon or relate to (i) the inaccuracy, untruth, or incompleteness, as of the date made (or deemed made), of any representation or warranty of Seller contained herein or (ii) any breach by Seller of any covenant or agreement of Seller contained herein.

            (d) Indemnification by Purchaser. Purchaser shall indemnify, defend and hold harmless Seller from, against and in respect of any and all Losses asserted against, or paid, suffered or incurred by, Seller which, directly or indirectly, arise out of, result from, are based upon or relate to (i) the inaccuracy, untruth, or incompleteness, as of the date made (or deemed made), of any representation or warranty of Purchaser contained herein or (ii) any breach by Purchaser of any covenant or agreement of Purchaser contained herein.

         9. Notices. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be delivered personally, sent by facsimile transmission, or sent next-day delivery via Federal Express or a similar overnight courier, as follows:

            (a)    If to Seller:

                   High River Limited Partnership
                   767 Fifth Avenue
                   47th Floor
                   New York, New York 10153
                   Attention:  Edward Mattner
                   Telephone:
                   Facsimile:

            (b)    If to Purchaser:

                   Insignia Financial Group, Inc.
                   375 Park Avenue
                   Suite 3401
                   New York, New York 10152
                   Attention: Jeffrey P. Cohen
                   Telephone: (212) 888-4753
                   Facsimile: (212) 980-8544

                   with a copy to:

                   Insignia Financial Group, Inc.
                   One Insignia Financial Plaza
                   Greenville, South Carolina 29602
                   Attention: General Counsel
                   Telephone: (864) 239-1000
                   Facsimile: (864) 239-1069

A notice shall be deemed given for purposes of this Agreement (i) on the date of delivery, if delivered personally or sent by facsimile transmission, and
(ii) on the first business day following the date of dispatch if sent next-day delivery via Federal Express or similar a overnight courier. Any party may change the address to which notices are to be sent by giving written notice of such change of address to the other parties in the manner above provided for giving notice.

         10. Miscellaneous Provisions.

             (a) Fees and Expenses. Except as otherwise specifically provided in this Agreement, each of the parties hereto shall pay its own expenses (including, without limitation, attorneys' fees and out-of-pocket expenses) incident to this Agreement and the transactions contemplated hereby.

             (b) Amendment. This Agreement may not be amended, modified, superseded, canceled, renewed or extended except by a written instrument signed by each of the parties hereto.

             (c) Waiver; Effect of Waiver. No provision of this Agreement may be waived except by a written instrument signed by the party waiving compliance. No waiver by any party hereto of any of the requirements hereof or of any of such party's rights hereunder shall release the other parties from full performance of their remaining obligations stated herein. No failure to exercise or delay in exercising on the part of any party hereto any right, power or privilege of such party shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege by such party.

             (d) Assignment. This Agreement and the rights and obligations hereunder shall not be assigned or transferred by any party without the prior written consent of the other party hereto. Any purported assignment or transfer made in violation of the provisions of this Agreement shall be void and of no effect.

             (e) Entire Agreement. Except as provided in Section 7, this Agreement (including the Schedules and Exhibits hereto) constitutes the entire agreement among the parties with respect to the transactions described herein, and supersedes all prior and purportedly contemporaneous agreements, understandings, representations and warranties, written and oral, among the parties with respect to the subject matter hereof.

             (f) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

             (g) No Third-Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other person.

             (h) Time of Essence. Time is of the essence in this Agreement.

             (i) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to principles of conflicts of law.

             (j) Interpretation. Each of the parties hereto acknowledges that this Agreement has been reviewed by such party and its counsel prior to its execution and that changes were made to this Agreement based upon the comments of such party and its counsel. If any dispute arises with respect to the interpretation of any provision of this Agreement, such provision shall be deemed to have been drafted by all of the parties hereto and shall not be construed against any party on the basis that such party was responsible for drafting such provision.

             (k) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, each of the parties hereto, intending to be legally bound, has executed this Purchase and Sale Agreement as of the date first above written.


                                       HIGH RIVER LIMITED PARTNERSHIP

                                       By:  Riverdale, L.L.C., its General
                                            Partner


                                       By: /s/ Edward Mattner
                                          ------------------------------------
                                           Edward Mattner
                                           Manager



                                       INSIGNIA FINANCIAL GROUP, INC.


                                       By: /s/ Jeffrey P. Cohen
                                          ------------------------------------
                                           Jeffrey P. Cohen
                                           Senior Vice President

8